Exhibit 3.59

Control No. J610125

STATE OF GEORGIA

Secretary of State

Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

Certified Copy

I, Brian P. Kemp, Secretary of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

FIDELITY NATIONAL FIRST BANKCARD SYSTEMS, INC.

Domestic Profit Corporation

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the 1st day of July, 1986 its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia. This Certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on 18th day of June, 2010

Brian P. Kemp Secretary of State

Certification Number: 5992298-1 Reference:

Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp

STATE OF GEORGIA

1776

Control No. J610125

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

NAME CHANGE

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

CERTEGY FIRST BANKCARD SYSTEMS, INC.

a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State changing its name to

FIDELITY NATIONAL FIRST BANKCARD SYSTEMS, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on May 8, 2006

/s/ Cathy Cox Cathy Cox Secretary of State

Control No: J610125 Date Filed: 05/08/2006 12:00 AM Cathy Cox Secretary of State

ARTICLES OF AMENDMENT

OF

CERTEGY FIRST BANKCARD SYSTEMS, INC.

Pursuant to the provisions of O.C.G.A. Section 14-2-1001, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is Certegy First Bankcard Systems, Inc. The Corporation was incorporated on July 1, 1986 and assigned Control Number J610125.

2.

Resolutions approving the amendment to change the name of the Corporation from Certegy First Bankcard Systems, Inc. to Fidelity National First Bankcard Systems, Inc. were duly adopted by written consent of the Board of Directors of the Corporation on May 4, 2006, without shareholder action. Pursuant to O.C.G.A. Section 14-2-1002, shareholder action with respect to the amendment was not required.

3.

The name of the Corporation is hereby changed from Certegy First Bankcard Systems, Inc. to Fidelity National First Bankcard Systems, Inc.

4.

The Articles of Incorporation of the Corporation are amended by deleting Article I in its entirety and inserting in lieu thereof the following Article I:

“I.

The name of the Corporation is:

Fidelity National First Bankcard Systems, Inc.”

Pursuant to O.C.G.A. Section 14-2-1006.1, the Corporation has complied with all requirements for publication of a notice of change of corporate name and payment therefor has been made.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 4th day of May, 2006.

Certegy First Bankcard Systems, Inc. hereafter to be known as:
Fidelity National First Bankcard Systems, Inc.

By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Senior Vice President, General Counsel and Assistant Secretary

SECRETARY OF STATE 2006 JUN 15 A 10:56 CORPORATIONS DIVISION	SECRETARY OF STATE 2006 MAY -8 A 11:18 CORPORATIONS DIVISION

STATE OF GEORGIA [SEAL]

OFFICE OF

INSURANCE AND SAFETY FIRE COMMISSIONER

JOHN W. OXENDINE
COMMISSIONER OF INSURANCE		SEVENTH FLOOR, WEST TOWER
SAFETY FIRE COMMISSIONER	June 12, 2006	FLOYD BUILDING
INDUSTRIAL LOAN COMMISSIONER		2 MARTIN LUTHER KING, JR., DRIVE
COMPTROLLER GENERAL		ATLANTA GEORGIA 30334 (404) 656-2056 TOD# (404) 656-4031 www.gainsurance.org

Marcia Glick

Vice President and Asst. Secretary

Fidelity National Information Services

601 Riverside Ave.

Jacksonville, FL 32204

RE:	Name Approval

Dear Sir or Madam:

We are in receipt of your letter, wherein a name approval was requested. The approval of this commission is hereby granted for use of the name:

“FIDELITY NATIONAL FIRST BANKCARD SYSTEMS, INC.”

This is not meant to imply that this name is available to you. That assurance can come only from the Secretary of State.

Sincerely,

/s/ Kimberly Raper
Kimberly Raper
Financial Analyst Regulatory Services Division

THE OFFICE OF INSURANCE AND SAFETY FIRE COMMISSIONER DOES NOT DISCRIMINATE ON THE BASIS OF RACE, COLOR, NATIONAL ORIGIN, SEX, RELIGION, AGE OR DISABILITY IN EMPLOYMENT OR THE PROVISION OF PROGRAMS OR SERVICES

Secretary of State	DOCKET NUMBER	:	011780381
Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER EFFECTIVE DATE	: :	J610125 06/27/2001
	REFERENCE	:	0077
	PRINT DATE FORM NUMBER	: :	06/27/2001 611

KILPATRICK STOCKTON LLP

TAMMY D. THOMAS

1100 PEACHTREE ST, STE 2800

ATLANTA, GA 30309

CERTIFICATE OF NAME CHANGE AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

FIRST BANKCARD SYSTEMS, INC.

A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State changing its name to

CERTEGY FIRST BANKCARD SYSTEMS, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

STATE OF GEORGIA [SEAL]	/s/ Cathy Cox Cathy Cox Secretary of State

011780381

ARTICLES OF AMENDMENT

OF

FIRST BANKCARD SYSTEMS, INC.

Pursuant to the provisions of O.C.G.A. Section 14-2-1001, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is First Bankcard Systems, Inc. The Corporation was incorporated on July 1, 1986 and assigned Control Number J610125.

2.

Resolutions approving the amendment to change the name of the Corporation from First Bankcard Systems, Inc. to Certegy First Bankcard Systems, Inc. were duly adopted by written consent of the Board of Directors of the Corporation on June 26, 2001, without shareholder action. Pursuant to O.C.G.A. Section 14-2-1002, shareholder action with respect to the amendment was not required.

3.

The name of the Corporation is hereby changed from First Bankcard Systems, Inc. to Certegy First Bankcard Systems, Inc.

4.

The Articles of Incorporation of the Corporation are amended by deleting Article I in its entirety and inserting in lieu thereof the following Article I:

“I.

The name of the Corporation is:

Certegy First Bankcard Systems, Inc.”

5.

Pursuant to O.C.G.A. Section 14-2-1006.1, the Corporation has complied with all requirements for publication of a notice of change of corporate name and payment therefor has been made.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 26th day of June, 2001.

First Bankcard Systems, Inc.
hereafter to be known as
Certegy First Bankcard Systems, Inc.

By:	/s/ Kent E. Mast
Kent E. Mast, Vice President, General Counsel and Secretary

SECRETARY OF STATE 01 JUN 27 AM 9:09 CORPORATIONS DIVISION

Department of Banking and Finance
2990 Brandywine Road, Suite 200
Atlanta Georgia 30341-5565

Roy E. Barnes	770-986-1633	Steven D. Bridges
Governor	June 25, 2001	Commissioner
Direct Telephone		Fax 770-986-1655
770-986-1647		www.state.ga.us/dbf

Ms. Tammy D. Thomas

Paralegal

Kilpatrick Stockton LLP

1100 Peachtree St., Suite 2800

Atlanta, GA 30309-4530

Re:	Permission to use the name Certegy First Bankcard Systems, Inc.

Dear Ms. Thomas:

In response to your recent request for permission to use the referenced name for a corporation to do business in the State of Georgia, this Department imposes no objections to the use of the word “Bankcard” in the proposed name.

This permission is granted based on the information provided in your letter of June 25, 2001, which states the primary business of the company is to develop, market and support mainframe banking software products to financial institutions. If the circumstances regarding the type of business change, you need to inform this Department since you may no longer qualify to use the name for which permission was granted.

Permission to use this name is granted under the authority of Code Section 7-1-243 of the Financial Institutions Code of Georgia, and is subject to approval by the Secretary of State.

If we may be of assistance in the future, please let us know.

Sincerely,

/s/ Judy Carter
Judy Carter Administrative Assistant Corporate Division

JC:jc

cc:	Office of the Secretary of State

Secretary of State Business Services and Regulation Suite 315, West Tower 2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530
	DOCKET NUMBER CONTROL NUMBER	: :	941890555 8610125
	EFFECTIVE DATE	:	07/09/1994
	REFERENCE	:	0069
	PRINT DATE	:	07/08/1994
	FORM NUMBER	:	411

HUNTON & WILIAMS

VIRGINIA L. CRANFORD

600 PEACHTREE ST, NE, STE 4100

ATLANTA, GEORGIA 30308

CERTIFICATE OF MERGER

I, MAX CLELAND, Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia Annotated certifying that ; articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.

Surviving Entity:

FIRST BANKCARD SYSTEMS, INC., a Georgia corporation

Non-Surviving Entity:

AQSUB ACQUISITION CORP., a Georgia corporation

STATE OF GEORGIA [SEAL]				/s/ MAX CLELAND MAX CLELAND SECRETARY OF STATE

/s/ VERLEY J. SPIVEY
SECURITIES 656-2894	CEMETERIES 656-3079	CORPORATIONS 656-2817	CORPORATIONS HOT-LINE 404-656-2222	VERLEY J. SPIVEY DEPUTY SECRETARY OF STATE
Outside Metro-Atlanta

CERTIFICATE OF MERGER

MERGING

AQSUB ACQUISITION CORP.

WITH AND INTO

FIRST BANKCARD SYSTEMS, INC.

Pursuant to the provisions of Section 14-2-1105 of the Georgia Business Corporation Code, First Bankcard Systems, Inc., a Georgia corporation (“FBS”), as the surviving corporation (the “Surviving Corporation”) to the merger (the “Merger”) of AqSub Acquisition Corp.; a Georgia corporation (“AqSub”), with and into FBS, hereby files the following Certificate of Merger:

1. The name and state of incorporation of each corporation which is merging are as follows:

First Bankcard Systems, Inc., a Georgia corporation AqSub Acquisition Corp., a Georgia corporation

The name of the Surviving Corporation to the Merger of AqSub with and into FBS is “First Bankcard Systems, Inc.”

2. No amendments to the Articles of Incorporation of the Surviving Corporation are being effected pursuant to the Merger.

3. The executed plan of merger is on file at the principal place of business of the Surviving Corporation. The principal place of business of the Surviving Corporation is 7000 Central Parkway, Suite 1700, Atlanta, Georgia 30328.

4. A copy of the plan of merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any corporation that is a party to the Merger.

5. The Merger was duly approved by the shareholders of both FBS and AqSub.

The effective time of the Merger shall be 12:01 a.m. on July 9, 1994.

IN WITNESS WHEREOF, the undersigned has caused its duly authorized officers to execute this Certificate of Merger on this 8th day of July, 1994.

FIRST BANKCARD SYSTEMS, INC.
SECRETARY OF STATE JUL 8 2 33 PM ‘94 BSR (1)	By:	/s/ GARY W. SHIRLEY
Name: GARY W. SHIRLEY Title: PRESIDENT

July 8, 1994

Secretary of State

Business Services and Regulation

Suite 315, West Tower

2 Martin Luther King Jr. Drive

Atlanta, Georgia 30334

Merger of AqSub Acquisition Corp.

with and into First Bankcard Systems, Inc.

Dear Sir/Madam:

The undersigned, an authorized officer of the surviving corporation, does hereby certify that a request for publication of a notice of filing the foregoing Certificate of Merger and payment therefor, will be made as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code.

FIRST BANKCARD SYSTEMS, INC.

By:	/s/ Gary W. Shirley
Gary W. Shirley
Chief Executive Officer

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF FIRST BANKCARD SYSTEMS, INC.

Pursuant to the provisions of the Georgia Business Corporation Code and in particular Section 14-2-821 (O.C.G.A. Section 14-2-821) thereof, FIRST BANKCARD SYSTEMS, INC., a corporation organized and existing under the laws of the State of Georgia, adopts the following Articles of Amendment to its Articles of Incorporation:

I.

The name of the corporation is:

FIRST BANKCARD SYSTEMS, INC.

II.

A. The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on the 9th day of February, 1990, in the manner prescribed by the Georgia Business Corporation Code:

RESOLVED, that the corporation amend its Articles of Incorporation by amending Article V.a. of its current Articles of Incorporation by deleting the present Article V.a. in its entirety and by substituting the following Article V.a. in lieu thereof:

“V.

a. The corporation shall have authority to issue not more than 2,500,000 shares of common stock, $.00025 par value per share.”

RESOLVED, that this amendment provide for an exchange of the issued shares of the corporation. For and after the effective date of the Articles of Amendment each share of $.001 par value common stock shall automatically be reclassified into four shares of

$.00025 par value common stock, and each holder of record of shares of $.001 par value common stock shall bet entitled, upon presentation and surrender to the corporation of the certificates representing such shares, to receive in exchange therefor a certificate representing four shares of $.00025 par value common stock for each share of $.001 par value common stock held by such holder. Notwithstanding that the certificates evidencing any shares of $.001 par value common stock shall not have been surrendered, each such unsurrendered certificate shall be deemed to represent four shares of the $.00025 par value common stock per share evidenced on the unsurrendered certificates.

FURTHER RESOLVED, that the corporation amend its Articles of Incorporation by adding a new Article XII as follows:

“XII.

Except as set forth below, any personal liability of a director to the corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director is hereby eliminated, provided such provision shall not eliminate or limit the liability of a director:

(i) for any appropriation, in violation of his duties, of any business opportunity of the corporation;

(ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) for the types of liability set forth in Georgia Business Corporation Code Section 14-2-831 (O.C.G.A. § 14-2-831);

(iv) for any transaction from which the director received an improper personal benefit.”

B. The date of the adoption of the amendments by the shareholders of the corporation was the 9th day of February, 1990.

C. Such amendments were adopted by the unanimous written consent of all shareholders.

D. The amount of stated capital of the corporation will not change.

IN WITNESS WHEREOF, FIRST BANKCARD SYSTEMS, INC. has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by and through its duly authorized officers, on the 9th day of February, 1990.

FIRST BANKCARD SYSTEMS, INC.

By:

	Title:	President

Attest:

Title:	Secretary
[CORPORATE SEAL]

88333435

20.00

ARTICLES OF AMENDMENT

Pursuant to the provisions of the Georgia Business Corporation Code and in particular Section 14-2-193 (O.C.G.A. Section 14-2-193) thereof, FIRST BANKCARD SYSTEMS, INC., a corporation organized and existing under the laws of the State of Georgia, adopts the following Articles of Amendment to its Articles of Incorporation:

I.

The name of the corporation is:

FIRST BANKCARD SYSTEMS, INC.

II.

A. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 1st, 1987, in the manner prescribed by the Georgia Business Corporation Code:

RESOLVED, that the corporation amend its Articles of Incorporation by amending Article V.a. of its current Articles of Incorporation by deleting the present Article V.a. in its entirety and substituting the following Article V.a. in lieu thereof:

“V.

a. The corporation shall have authority to issue not more than 1,000,000 shares of common stock, $.001 par value per share.”

RESOLVED, that this amendment provide for an exchange of the issued shares of the corporation. For and after the effective date of the within Articles of Amendment, each share of $.10 par value common stock shall automatically be reclassified into 100 shares of $.001 par value common stock, and each holder of record of shares of $.10 par value common stock shall be entitled, upon presentation and surrender to the corporation of the certificates representing such shares, to receive in exchange therefor a certificate representing 100 shares of $.001 par value common stock for each share of $.10 par value common stock held by such holder. Notwithstanding that the certificates evidencing any shares of $.10 par value common stock shall not have been surrendered and until same have been surrendered, each such unsurrendered certificate shall be deemed to represent 100 shares of the $.001 par value common stock per share evidenced on the unsurrendered certificate.

B. The date of the adoption of the amendment by the shareholders of the corporation was October 1, 1987.

C. Such amendment was adopted by the unanimous vote of all shareholders of the corporation or by unanimous written consent of all shareholders.

D. The amount of stated capital of the corporation will not change.

IN WITNESS WHEREOF, FIRST BANKCARD SYSTEMS, INC. has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by and through its duly authorized officers, on October 1, 1987.

FIRST BANKCARD SYSTEMS, INC.

By:

Title:	PRESIDENT

ATTEST:

By:

Title:	SECRETARY

[Corporate Seal]

DUPLICATE DUPLICATE

State of Georgia

10125

60

STATE OF GEORGIA 1776

OFFICE OF SECRETARY OF STATE

I, Max Cleland, Secretary of State of the State of Georgia, do hereby certify that

“FIRST BANKCARD SYSTEMS, INC.”

has been duly incorporated under the laws of the State of Georgia on the 1st day of July, 1986, by the filing of articles of incorporation in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said articles of incorporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of my office, at the Capitol, in the City of Atlanta, this 1st day of July in the year of our Lord One Thousand Nine Hundred and Eighty Six and of the Independence of the United States of America the Two Hundred and Ten.

SECRETARY OF STATE

CORPORATION COMMISSIONER

ARTICLES OF INCORPORATION

OF

FIRST BANKCARD SYSTEMS, INC.

I.

The name of the corporation is:

FIRST BANKCARD SYSTEMS, INC.

II.

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III.

The corporation shall have perpetual duration.

IV.

The purposes of the corporation shall be to create, maintain, enhance, market, service, install and otherwise deal in and with computer software and related services and products primarily but not solely for the banking industry and to engage in such other lawful business enterprises as shall from time to time be determined by the shareholders and directors of the corporation; and to engage in lawful businesses, from time to time without limitation.

V.

a. The corporation shall have authority to issue not more than 10,000 shares of common stock, $.10 par value per share.

b. The corporation shall also have the authority to issue not more than 10,000 shares of series preferred capital stock, $1.00 par value per share. The corporation’s Board of Directors shall be empowered (i) to establish the respective series for said preferred stock; (ii) to fix and to determine the relative rights, preferences and limitations of any shares in any such series; and (iii) to effect the issuance of said shares, all in accordance with provisions of O.C.G.A. Section 14-2-81.

VI.

The corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law. The Board of Directors may from time to time distribute to shareholders out of capital surplus of the corporation a portion of its assets, in cash or in property.

VII.

The corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of its stock.

VIII.

No holder of shares of any class of capital stock of the corporation shall have preemptive rights, and the corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights, without first offering such shares, rights or securities to any holders of shares of any class of capital stock of the corporation.

IX.

The address of the initial registered office of the corporation shall be 229 Peachtree Street, Suite 2400, Atlanta, Georgia 30303-1629. The initial registered agent of the corporation at such address shall be D. Kent Beals.

X.

The initial Board of Directors of the corporation shall consist of five members, whose names and addresses are as follows:

George Duke Croxton

4260 Winterloo Circle

Tucker, Georgia 30084

Gary Warren Shirley

1518 Johnson Ferry Road

Atlanta, Georgia 30319

Robert Earl Hilburn

4318 Riverview Drive

Duluth, Georgia 30136

David Norman Sitton

11405 West Road

Roswell, Georgia 30075

David Eugene Glover

1090 Willow Bend

Roswell, Georgia 30075

XI.

The name and address of the Incorporator are:

D. Kent Beals

229 Peachtree Street, Suite 2400

Atlanta, Georgia 30303-1629

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.

/s/ D. Kent Beals
D. Kent Beals
Attorney for Incorporator

CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO: Max Cleland

Secretary of State

Ex-Officio Corporation

Commissioner

State of Georgia

I, D. Kent Beals, do hereby consent to serve as registered agent for the corporation FIRST BANKCARD SYSTEMS, INC.

This 26th day of June, 1986.

/s/ D. Kent Beals
D. Kent Beals

State of Georgia

STATE OF GEORGIA

1776

OFFICE OF SECRETARY OF STATE

I, Max Cleland, Secretary of State of the State of Georgia, do hereby certify that based on a diligent search of the records on file in this office, I find that the name of the following proposed domestic corporation to wit

“FIRST BANKCARD SYSTEMS, INC.”

is not identical with or confusingly similar to the name of any other existing domestic or domesticated or foreign corporation registered in the records on file in this office or to the name of any other proposed domestic or domesticated, or foreign corporation as shown by a certificate of the Secretary of State heretofore issued and presently effective.

This certificate is in full force and effective for a period of 4 calendar months from date of issuance. After such period of time, this certificate is void.

In TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of my office, at the Capitol, in the City of Atlanta, this 19th day of June, in the year of our Lord One Thousand Nine Hundred and Eighty Six and of the Independence of the United States of America the Two Hundred and Ten.

SECRETARY OF STATE EX-OFFICIO CORPORATION

COMMISSIONER OF THE STATE OF GEORGIA

STATE OF GEORGIA

1776

69104